Consolidated Report to the Financial Community
Fourth Quarter 2011

(Released February 28, 2012)
HIGHLIGHTS		After-Tax EPS Variance Analysis	4th.Qtr.
		4Q 2010 Basic EPS – GAAP (a)	$0.27
		Special Items – 2010 (a)	0.50
●	Normalized non-GAAP* earnings, excluding special items, were	4Q 2010 Normalized Basic EPS – Non-GAAP * (a)	$0.77
	$0.77 per basic share for the fourth quarter of 2011, compared with	Distribution Deliveries	(0.03)
	revised fourth quarter 2010 earnings of $0.77 per basic share.	Commodity Margin	(0.10)
	GAAP earnings for the fourth quarter of 2011 were $0.23 per basic	O&M Expenses	0.06
	share, compared with revised fourth quarter 2010 earnings of $0.27	Depreciation	(0.02)
	per basic share.	Investment Income	(0.02)
		Financing Costs	(0.02)
		Increased Shares Outstanding	(0.22)
	Normalized non-GAAP earnings for 2011, excluding special items,	Allegheny Companies - Fourth Quarter 2011	0.27
	were $3.64 per basic share. Revised normalized non-GAAP earnings	Purchase Accounting	0.04
	for 2010, excluding special items, were $3.90 per basic share. GAAP	Effective Income Tax Rate	0.03
	earnings for 2011 were $2.22 per basic share, compared with revised	Other	0.01
	earnings of $2.44 per basic share in 2010.	4Q 2011 Normalized Basic EPS – Non-GAAP *	$0.77
		Special Items - 2011	(0.54)
		4Q 2011 Basic EPS – GAAP	$0.23
	In December 2011, FirstEnergy Corp. adopted a change in accounting
	methodology for pensions and other post-employment benefits (OPEB).	(a) Revised to reflect a change in method of accounting for pensions
	The change was retroactively applied to prior years. The impact of the	and OPEB
	revisions in the fourth quarter of 2010 and the full year of 2010 are
	shown below.

	4Q10			2010
Basic EPS	As Reported	Adjustments	Revised	As Reported	Adjustments	Revised
GAAP	$0.61	($0.34)	$0.27	$2.58	($0.14)	$2.44
Special Items	0.10	0.40	0.50	1.04	0.42	1.46
Non-GAAP	$0.71	$0.06	$0.77	$3.62	$0.28	$3.90

*The 2011 GAAP to non-GAAP reconciliation statements can be found on page 18 of this report and all GAAP to non-GAAP reconciliation statements are available on the Investor Information section of FirstEnergy Corp.'s website at www.firstenergycorp.com/ir.

4Q 2011 Results vs. 4Q 2010 (FE Pre-Merger)

The following explanations reflect variances for FirstEnergy, excluding the Allegheny Companies. Fourth quarter 2011 earnings associated with the Allegheny Companies are noted separately.

•
Distribution Deliveries – Lower distribution delivery revenues decreased earnings by $0.03 per share. Electric distribution deliveries decreased 893,000 MWH, or 3%, primarily due to the impact of mild weather. Heating-degree-days were 21% lower than the same period last year and 17% below normal. Residential deliveries decreased 694,000 MWH or 7%, while commercial deliveries decreased 203,000 MWH, or 3%.  Industrial deliveries increased slightly.

•	Commodity Margin EPS Summary

Commodity Margin EPS - 4Q11 vs 4Q10	Rate	Volume	Total
Contract Generation Sales
- Direct Sales	($0.05)	$0.38	$0.33
- Governmental Aggregation Sales	$0.00	$0.01	$0.01
- Mass Market Sales	$0.00	$0.06	$0.06
- POLR Sales	$0.01	($0.44)	($0.43)
- Structured Sales	$0.00	($0.04)	($0.04)
Subtotal - Contract Generation Sales	($0.04)	($0.03)	($0.07)
Wholesale Sales	$0.06	($0.07)	($0.01)
PJM Capacity, FRR Auction	($0.02)	$0.14	$0.12
Fuel Expense	($0.04)	$0.09	$0.05
Purchased Power	($0.02)	($0.03)	($0.05)
Capacity Expense	$0.04	($0.14)	($0.10)
Net MISO - PJM Transmission	($0.13)	$0.09	($0.04)
Total Increase / (Decrease)	($0.15)	$0.05	($0.10)

(a)	Contract Generation Sales – FirstEnergy Solutions Corp.’s (FES) contract generation sales decreased by 1.1 million MWH, or 5%, and decreased earnings by $0.07 per share.

In line with FES’ strategy to realign its sales portfolio, POLR generation sales decreased by 5.5 million MWH, or 73%, as a result of the elimination of our POLR requirement in Pennsylvania in December 2010, as well as lower POLR obligations and increased shopping in Ohio.  Structured sales decreased by 696,000 MWH, or 58%.

The reduction in POLR and structured sales was partially offset by higher direct, mass market, and governmental aggregation sales, which increased by 5.2 million MWH, or 45%.  Direct sales increased by 4.5 million MWH, or 57%; mass market sales increased by 632,000 MWH, or 419%; and governmental aggregation sales increased 57,000 MWH, or 2%.  FES continues to successfully execute its retail strategy by gaining new customers in recently deregulated markets in Pennsylvania following the expiration of POLR obligations in December 2010. FES retail sales also grew significantly in Ohio and continue to expand in other markets, including Illinois, Michigan, New Jersey, and Maryland.

Consolidated Report to the Financial Community - 4th Quarter 2011	2

FES Contract Generation Sales - 4Q11 vs. 4Q10
(thousand MWH)	Retail			Non-Retail
	Direct	Aggr.	Mass Market	POLR	Structured	Total
Contract Generation Sales Increase / (Decrease)	4,470	57	632	(5,528)	(696)	(1,065)

(b) Wholesale Sales – FES wholesale electricity sales decreased by 1.9 million MWH, or 90%, and decreased earnings by $0.01 per share.

(c)  PJM Capacity, Fixed Resource Requirement (FRR) Auction – Higher capacity revenues  increased earnings by $0.12 per share, primarily due to FES receiving capacity revenues beginning in June 2011 in connection with transitioning the ATSI zone from MISO to PJM.

(d)	Fuel Expenses – Lower fuel expenses increased earnings by $0.05 per share, as competitive generation output for the quarter decreased by 3.1 million MWH, or 16%.

Nuclear output decreased by 1.2 million MWH, primarily due to a mid-cycle outage at Davis-Besse to replace the reactor vessel head (66 days) and a forced outage at Perry (17 days) in the fourth quarter of 2011 compared to a 33-day refueling outage at Beaver Valley Unit 1 in the fourth quarter of 2010.  Fossil supercritical generation output decreased by 900,000 MWH, while subcritical units’ generation output decreased by 1 million MWH, in part due to lower demand and soft power prices.

Generation Output - 4Q11 vs. 4Q10
(thousand MWH)	Fossil	Nuclear	Total
Generation Output Increase / (Decrease)	(1,946)	(1,199)	(3,145)

(e) Purchased Power – Economic power purchases increased by 395,000 MWH, or 11%, and decreased earnings by $0.05 per share.

FES Purchased Power - 4Q11 vs. 4Q10
(thousand MWH)	Bilaterals	Spot	Total
Purchased Power Increase / (Decrease)	(446)	841	395

(f) Capacity Expenses – Higher capacity expenses decreased earnings by $0.10 per share as a result of FES serving more retail load.

(g) Net MISO-PJM Transmission Expenses – The Competitive Energy Services segment’s net MISO-PJM transmission costs decreased earnings by $0.04 per share due primarily to higher congestion, network, and transmission line loss expense in PJM.

Consolidated Report to the Financial Community - 4th Quarter 2011	3

•	O&M Expenses – Lower O&M expenses increased earnings by $0.06 per share.

(a)
Lower generation O&M expenses increased earnings by $0.04 per share.  Lower nuclear O&M expenses increased earnings by $0.02 per share.  The absence of a refueling outage in the fourth quarter of 2011 (compared to a 33-day refueling outage at Beaver Valley Unit 1 in the fourth quarter of 2010), lower employee benefit costs and more work devoted to capital projects in the fourth quarter of 2011 were partially offset by increased O&M expenses associated with the 66-day mid-cycle outage at Davis-Besse. Lower fossil O&M expenses increased earnings by $0.02 per share.

(b)
Lower energy delivery O&M expenses increased earnings by $0.02 per share. Continued cost reduction efforts in the Regulated Distribution segment were partially offset by higher non-deferred expenses associated with the October 2011 snow storm in our east coast service territories.  Restoration costs associated with the October snow storm, primarily impacting JCP&L and Met-Ed, totaled $125 million. A total of $60 million was related to O&M activities, of which $54 million was deferred for future recovery from customers.

•	Depreciation – Higher depreciation expense decreased earnings by $0.02 per share, primarily due to the placement of the Sammis Air Quality Control projects in-service at the end of 2010.

•	Investment Income – Lower nuclear decommissioning trust income decreased earnings by $0.02 per share.

•
Financing Costs – Higher net financing costs decreased earnings by $0.02 per share.  Lower capitalized interest decreased earnings by $0.05 per share, while lower interest expense increased earnings by $0.03 per share.

•	Increased Shares Outstanding – The increase in shares outstanding, resulting from the merger with Allegheny Energy, reduced earnings by $0.22 per share.

•	Allegheny Companies – Fourth Quarter 2011 – The Allegheny Companies contributed $0.27 per share in earnings during the fourth quarter of 2011.

•	Purchase Accounting – The impact of purchase accounting associated with the merger with Allegheny Energy contributed $0.04 per share in earnings during the fourth quarter of 2011.

•
Effective Income Tax Rate – A lower effective income tax rate increased earnings by $0.03 per share, principally due to the reversal of tax valuation allowances previously established for state  income tax benefits.

Consolidated Report to the Financial Community - 4th Quarter 2011	4

•	Special Items – The following special items were recognized during the fourth quarter of 2011:

Special Items		EPS
Income Tax Charge - Retiree Drug Subsidy		$0.06
Merger Transaction / Integration Costs		0.01
Non-Core Asset Sales / Impairments		(0.81)
Mark-to-Market Adjustments - Pension / OPEB		0.74
Mark-to-Market Adjustments - Other		(0.03)
Merger Accounting - Commodity Contracts		0.08
Generating Plant Charges		0.49
	Total	$0.54

Merger Benefits

FirstEnergy exceeded the 2011 merger benefits target resulting from the merger with Allegheny Energy.  In 2011, FirstEnergy captured merger benefits of approximately $270 million pre-tax on an annual basis, compared to the annual target of $210 million.

2012 and 2013 Earnings Guidance

Normalized non-GAAP* earnings guidance, excluding special items, is $3.30 to $3.60 per basic share for 2012 and $3.10 to $3.40 per basic share for 2013.  On a GAAP basis, 2012 and 2013 earnings are estimated to be $2.87 to $3.17 per basic share and $2.92 to $3.22 per basic share, respectively.

* The 2011-2013 GAAP to non-GAAP reconciliation statements can be found on page 18 of this report and all GAAP to non-GAAP reconciliation statements are available on the Investor Information section of FirstEnergy Corp.'s website at www.firstenergycorp.com/ir.

For additional information, please contact:

Irene M. Prezelj	Meghan G. Beringer	Rey Y. Jimenez

Vice President, Investor Relations	Director, Investor Relations	Manager, Investor Relations

(330) 384-3859	(330) 384-5832	(330) 761-4239

Consolidated Report to the Financial Community - 4th Quarter 2011	5

FirstEnergy Corp.
Consolidated Statements of Income
 (In millions, except for per share amounts)

		Three Months Ended December 31			Twelve Months Ended December 31
		2011	2010	Change	2011	2010	Change
Revenues
(1)	Regulated distribution	$2,316	$2,152	$164	$10,004	$9,710	$294
(2)	Competitive energy services	1,747	1,544	203	7,173	5,876	1,297
(3)	Regulated independent transmission	113	53	60	391	242	149
(3)	Other corporate & intersegment revenues	(273)	(576)	303	(1,310)	(2,489)	1,179
(4	) Total Revenues	3,903	3,173	730	16,258	13,339	2,919

Expenses
(5)	Fuel	597	348	249	2,317	1,432	885
(6)	Purchased power	1,231	1,004	227	4,986	4,624	362
(7)	Other operating expenses	899	701	198	3,909	2,696	1,213
(8)	Pension and OPEB mark-to-market	507	190	317	507	190	317
(9)	Provision for depreciation	312	188	124	1,121	768	353
(10)	Amortization (deferral) of regulatory assets	(15)	173	(188)	329	722	(393)
(11)	General taxes	230	189	41	978	776	202
(12)	Impairment of long-lived assets	372	93	279	413	388	25
(13	) Total Expenses	4,133	2,886	1,247	14,560	11,596	2,964
(14	) Operating Income (Loss)	(230)	287	(517)	1,698	1,743	(45)

Other Income (Expense)
(15)	Gain on partial sale of Signal Peak	569	-	569	569	-	569
(15)	Investment income	14	24	(10)	114	117	(3)
(16)	Interest expense	(245)	(217)	(28)	(1,008)	(845)	(163)
(17)	Capitalized interest	15	43	(28)	70	165	(95)
(18	) Total Other Income (Expense)	353	(150)	503	(255)	(563)	308

(19	) Income Before Income Taxes	123	137	(14)	1,443	1,180	263
(20	) Income taxes	24	59	(35)	574	462	112
(21	) Net Income	99	78	21	869	718	151
(22	) Income (Loss) attributable to noncontrolling interest	1	(5)	6	(16)	(24)	8
(23	) Earnings Available to FirstEnergy Corp.	$98	$83	$15	$885	$742	$143

(24	) Earnings Per Share of Common Stock
(25)	Basic	$0.23	$0.27	$(0.04)	$2.22	$2.44	$(0.22)
(26)	Diluted	$0.23	$0.27	$(0.04)	$2.21	$2.42	$(0.21)
(27	) Weighted Average Number of
Common Shares Outstanding
(28)	Basic	418	304	114	399	304	95
(29)	Diluted	420	306	114	401	305	96

Consolidated Report to the Financial Community - 4th Quarter 2011	6

FirstEnergy Corp.
Consolidated Income Segments
 (In millions)

		Three Months Ended December 31, 2011

			Competitive	Regulated	Other &
		Regulated	Energy	Independent	Reconciling
		Distribution (a)	Services (b)	Transmission (c)	Adjustments (d)	Consolidated
	Revenues
(1)	Electric sales	$2,208	$1,406	$-	$-	$3,614
(2)	Other	109	83	113	(26)	279
(3)	Internal revenues	(1)	261	-	(250)	10
(4)	Total Revenues	2,316	1,750	113	(276)	3,903

	Operating Expenses
(5)	Fuel	79	518	-	-	597
(6)	Purchased power	1,056	425	-	(250)	1,231
(7)	Other operating expenses	415	496	17	(29)	899
(8)	Pension and OPEB mark-to-market	291	214	2	-	507
(9)	Provision for depreciation	182	107	17	6	312
(10)	Amortization of regulatory assets	(16)	-	1	-	(15)
(11)	General taxes	168	50	8	4	230
(12)	Impairment of long-lived assets	87	285	-	-	372
(13)	Total Operating Expenses	2,262	2,095	45	(269)	4,133
(14)	Operating Income (Loss)	54	(345)	68	(7)	(230)

	Other Income (Expense)
(15)	Gain on partial sale of Signal Peak	-	569	-	-	569
(16)	Investment income	26	7	-	(19)	14
(17)	Interest expense	(146)	(72)	(12)	(15)	(245)
(18)	Capitalized interest	3	9	-	3	15
(19)	Total Other Income (Expense)	(117)	513	(12)	(31)	353

(20)	Income Before Income Taxes	(63)	168	56	(38)	123
(21)	Income taxes	(26)	61	21	(32)	24
(22)	Net Income (Loss)	(37)	107	35	(6)	99
(23)	Income attributable to noncontrolling interest	1	-	-	-	1
(24)	Earnings (Loss) Available to FirstEnergy Corp.	$(38)	$107	$35	$(6)	$98

Included in GAAP Earnings (e):
	Pre-tax special items	$(384)	$36	$(2)	$(4)	$(354)
	After-tax special items	$(242)	$23	$(1)	$(3)	$(223)

(a)
Revenues are primarily derived from the delivery of electricity within FirstEnergy’s service areas, cost recovery of regulatory assets and the sale of electric generation service to retail customers who have not selected an alternative supplier (POLR or default service). Its results reflect the commodity costs of securing electric generation from affiliated and from non-affiliated power suppliers and the deferral and amortization of certain fuel costs.

(b)
Supplies electric power to end-use customers through retail and wholesale arrangements, including associated company power sales to meet a portion of the POLR and default service requirements of FirstEnergy's Ohio and Pennsylvania utility subsidiaries and competitive retail sales to customers primarily in Ohio, Pennsylvania, Illinois, Maryland, Michigan and New Jersey.

(c)
Revenues are primarily derived from the formula rate recovery of costs and a return on investment for capital expenditures in connection with TrAIL, PATH and other projects and revenues from providing transmission services to electric energy providers, power marketers and receiving transmission-related revenues from operation of a portion of the FirstEnergy transmission system (ATSI). Its results reflect transmission expenses related to the delivery of the respective generation loads.

(d)	Consists primarily of interest expense related to holding company debt, corporate support services revenues and expenses, and elimination of intersegment transactions.

(e)	See pages 17 and 18 for additional details related to special items.

Consolidated Report to the Financial Community - 4th Quarter 2011	7

FirstEnergy Corp.
Consolidated Income Segments
 (In millions)

		Three Months Ended December 31, 2010

			Competitive	Regulated	Other &
		Regulated	Energy	Independent	Reconciling
		Distribution (a)	Services (b)	Transmission (c)	Adjustments (d)	Consolidated
	Revenues
(1)	Electric sales	$2,025	$902	$-		$2,927
(2)	Other	67	153	53	(34)	239
(3)	Internal revenues	60	489	-	(542)	7
(4)	Total Revenues	2,152	1,544	53	(576)	3,173

	Operating Expenses
(5)	Fuel	-	348	-	-	348
(6)	Purchased power	1,114	439	-	(549)	1,004
(7)	Other operating expenses	307	392	16	(14)	701
(8)	Pension and OPEB mark-to-market	82	107	(2)	3	190
(9)	Provision for depreciation	107	68	9	4	188
(10)	Amortization of regulatory assets	169	-	4	-	173
(11)	General taxes	146	32	8	3	189
(12)	Impairment of long-lived assets	-	93	-	-	93
(13)	Total Operating Expenses	1,925	1,479	35	(553)	2,886
(14)	Operating Income	227	65	18	(23)	287

	Other Income (Expense)
(15)	Gain on partial sale of Signal Peak	-	-	-	-	-
(16)	Investment income	24	10	-	(10)	24
(17)	Interest expense	(125)	(63)	(5)	(24)	(217)
(18)	Capitalized interest	2	25	1	15	43
(19)	Total Other Expense	(99)	(28)	(4)	(19)	(150)

(20)	Income Before Income Taxes	128	37	14	(42)	137
(21)	Income taxes	38	17	6	(2)	59
(22)	Net Income	90	20	8	(40)	78
(23)	Loss attributable to noncontrolling interest	-	-	-	(5)	(5)
(24)	Earnings Available to FirstEnergy Corp.	$90	$20	$8	$(35)	$83

Included in GAAP Earnings (e):
	Pre-tax special items	$(99)	$(126)	$(3)	$(6)	$(234)
	After-tax special items	$(89)	$(123)	$(3)	$62	$(153)

(a)
Revenues are primarily derived from the delivery of electricity within FirstEnergy’s service areas, cost recovery of regulatory assets and the sale of electric generation service to retail customers who have not selected an alternative supplier (POLR or default service). Its results reflect the commodity costs of securing electric generation from affiliated and from non-affiliated power suppliers and the deferral and amortization of certain fuel costs.

(b)
Supplies electric power to end-use customers through retail and wholesale arrangements, including associated company power sales to meet a portion of the POLR and default service requirements of FirstEnergy's Ohio and Pennsylvania utility subsidiaries and competitive retail sales to customers primarily in Ohio, Pennsylvania, Illinois, Maryland, Michigan and New Jersey.

(c)
Revenues are primarily derived from the formula rate recovery of costs and a return on investment for capital expenditures in connection with TrAIL, PATH and other projects and revenues from providing transmission services to electric energy providers, power marketers and receiving transmission-related revenues from operation of a portion of the FirstEnergy transmission system (ATSI). Its results reflect transmission expenses related to the delivery of the respective generation loads.

(d)	Consists primarily of interest expense related to holding company debt, corporate support services revenues and expenses, and elimination of intersegment transactions.

(e)	See pages 17 and 18 for additional details related to special items.

Consolidated Report to the Financial Community - 4th Quarter 2011	8

FirstEnergy Corp.
Consolidated Income Segments
 (In millions)

		Three Months Ended December 31, 2011 vs. Three Months Ended December 31, 2010

		Energy	Competitive	Regulated	Other &
		Delivery	Energy	Independent	Reconciling
		Services (a)	Services (b)	Transmission (c)	Adjustments (d)	Consolidated
	Revenues
(1)	Electric sales	$183	$504	$-	$-	$687
(2)	Other	42	(70)	60	8	40
(3)	Internal revenues	(61)	(228)	-	292	3
(4)	Total Revenues	164	206	60	300	730

	Operating Expenses
(5)	Fuel	79	170	-	-	249
(6)	Purchased power	(58)	(14)	-	299	227
(7)	Other operating expenses	108	104	1	(15)	198
(8)	Pension and OPEB mark-to-market	209	107	4	(3)	317
(9)	Provision for depreciation	75	39	8	2	124
(10)	Amortization of regulatory assets	(185)	-	(3)	-	(188)
(11)	General taxes	22	18	-	1	41
(12)	Impairment of long-lived assets	87	192	-	-	279
(13)	Total Operating Expenses	337	616	10	284	1,247
(14)	Operating Income (Loss)	(173)	(410)	50	16	(517)

	Other Income (Expense)
(15)	Gain on partial sale of Signal Peak	-	569	-	-	569
(16)	Investment income (loss)	2	(3)	-	(9)	(10)
(17)	Interest expense	(21)	(9)	(7)	9	(28)
(18)	Capitalized interest	1	(16)	(1)	(12)	(28)
(19)	Total Other Income (Expense)	(18)	541	(8)	(12)	503

(20)	Income Before Income Taxes	(191)	131	42	4	(14)
(21)	Income taxes	(64)	44	15	(30)	(35)
(22)	Net Income	(127)	87	27	34	21
(23)	Income attributable to noncontrolling interest	1	-	-	5	6
(24)	Earnings Available to FirstEnergy Corp.	$(128)	$87	$27	$29	$15

Included in GAAP Earnings (e):
	Pre-tax special items	$(285)	$162	$1	$2	$(120)
	After-tax special items	$(153)	$146	$2	$(65)	$(70)

(a)
Revenues are primarily derived from the delivery of electricity within FirstEnergy’s service areas, cost recovery of regulatory assets and the sale of electric generation service to retail customers who have not selected an alternative supplier (POLR or default service). Its results reflect the commodity costs of securing electric generation from affiliated and from non-affiliated power suppliers and the deferral and amortization of certain fuel costs.

(b)
Supplies electric power to end-use customers through retail and wholesale arrangements, including associated company power sales to meet a portion of the POLR and default service requirements of FirstEnergy's Ohio and Pennsylvania utility subsidiaries and competitive retail sales to customers primarily in Ohio, Pennsylvania, Illinois, Maryland, Michigan and New Jersey.

(c)
Revenues are primarily derived from the formula rate recovery of costs and a return on investment for capital expenditures in connection with TrAIL, PATH and other projects and revenues from providing transmission services to electric energy providers, power marketers and receiving transmission-related revenues from operation of a portion of the FirstEnergy transmission system (ATSI). Its results reflect transmission expenses related to the delivery of the respective generation loads.

(d)	Consists primarily of interest expense related to holding company debt, corporate support services revenues and expenses, and elimination of intersegment transactions.

(e)	See pages 17 and 18 for additional details related to special items.

Consolidated Report to the Financial Community - 4th Quarter 2011	9

FirstEnergy Corp.
Consolidated Income Segments
 (In millions)

		Twelve Months Ended December 31, 2011

			Competitive	Regulated	Other &
		Regulated	Energy	Independent	Reconciling
		Distribution (a)	Services (b)	Transmission (c)	Adjustments (d)	Consolidated
	Revenues
(1)	Electric sales	$9,544	$5,573	$-	$-	$15,117
(2)	Other	460	363	391	(140)	1,074
(3)	Internal revenues	-	1,237	-	(1,170)	67
(4)	Total Revenues	10,004	7,173	391	(1,310)	16,258

	Operating Expenses
(5)	Fuel	268	2,049	-	-	2,317
(6)	Purchased power	4,672	1,491	-	(1,177)	4,986
(7)	Other operating expenses	1,662	2,256	68	(77)	3,909
(8)	Pension and OPEB mark-to-market	290	215	2	-	507
(9)	Provision for depreciation	620	415	60	26	1,121
(10)	Amortization of regulatory assets	323	-	6	-	329
(11)	General taxes	724	200	33	21	978
(12)	Impairment of long-lived assets	87	315	-	11	413
(13)	Total Operating Expenses	8,646	6,941	169	(1,196)	14,560
(14)	Operating Income	1,358	232	222	(114)	1,698

	Other Income (Expense)
(15)	Gain on partial sale of Signal Peak	-	569	-	-	569
(16)	Investment income	110	56	-	(52)	114
(17)	Interest expense	(573)	(298)	(46)	(91)	(1,008)
(18)	Capitalized interest	10	40	2	18	70
(19)	Total Other Income (Expense)	(453)	367	(44)	(125)	(255)

(20)	Income Before Income Taxes	905	599	178	(239)	1,443
(21)	Income taxes	335	222	66	(49)	574
(22)	Net Income	570	377	112	(190)	869
(23)	Loss attributable to noncontrolling interest	-	-	-	(16)	(16)
(24)	Earnings Available to FirstEnergy Corp.	$570	$377	$112	$(174)	$885

Included in GAAP Earnings (e):
	Pre-tax special items	$(488)	$(260)	$(6)	$(73)	$(827)
	After-tax special items	$(307)	$(164)	$(4)	$(92)	$(567)

(a)
Revenues are primarily derived from the delivery of electricity within FirstEnergy’s service areas, cost recovery of regulatory assets and the sale of electric generation service to retail customers who have not selected an alternative supplier (POLR or default service). Its results reflect the commodity costs of securing electric generation from affiliated and from non-affiliated power suppliers and the deferral and amortization of certain fuel costs.

(b)
Supplies electric power to end-use customers through retail and wholesale arrangements, including associated company power sales to meet a portion of the POLR and default service requirements of FirstEnergy's Ohio and Pennsylvania utility subsidiaries and competitive retail sales to customers primarily in Ohio, Pennsylvania, Illinois, Maryland, Michigan and New Jersey.

(c)
Revenues are primarily derived from the formula rate recovery of costs and a return on investment for capital expenditures in connection with TrAIL, PATH and other projects and revenues from providing transmission services to electric energy providers, power marketers and receiving transmission-related revenues from operation of a portion of the FirstEnergy transmission system (ATSI). Its results reflect transmission expenses related to the delivery of the respective generation loads.

(d)	Consists primarily of interest expense related to holding company debt, corporate support services revenues and expenses, and elimination of intersegment transactions.

(e)	See pages 17 and 18 for additional details related to special items.

Consolidated Report to the Financial Community - 4th Quarter 2011	10

FirstEnergy Corp.
Consolidated Income Segments
 (In millions)

		Twelve Months Ended December 31, 2010

			Competitive	Regulated	Other &
		Regulated	Energy	Independent	Reconciling
		Distribution (a)	Services (b)	Transmission (c)	Adjustments (d)	Consolidated
	Revenues
(1)	Electric sales	$9,271	$3,252	$-	$-	$12,523
(2)	Other	300	323	242	(123)	742
(3)	Internal revenues	139	2,301	-	(2,366)	74
(4)	Total Revenues	9,710	5,876	242	(2,489)	13,339

	Operating Expenses
(5)	Fuel	-	1,432	-	-	1,432
(6)	Purchased power	5,273	1,724	-	(2,373)	4,624
(7)	Other operating expenses	1,320	1,393	61	(78)	2,696
(8)	Pension and OPEB mark-to-market	82	106	(2)	4	190
(9)	Provision for depreciation	433	284	37	14	768
(10)	Amortization of regulatory assets	712	-	10	-	722
(11)	General taxes	605	124	30	17	776
(12)	Impairment of long-lived assets	-	388	-	-	388
(13)	Total Operating Expenses	8,425	5,451	136	(2,416)	11,596
(14)	Operating Income	1,285	425	106	(73)	1,743

	Other Income (Expense)
(15)	Gain on partial sale of Signal Peak	-	-	-	-	-
(16)	Investment income	102	51	-	(36)	117
(17)	Interest expense	(500)	(232)	(22)	(91)	(845)
(18)	Capitalized interest	4	95	2	64	165
(19)	Total Other Expense	(394)	(86)	(20)	(63)	(563)

(20)	Income Before Income Taxes	891	339	86	(136)	1,180
(21)	Income taxes	339	128	32	(37)	462
(22)	Net Income	552	211	54	(99)	718
(23)	Loss attributable to noncontrolling interest	-	-	-	(24)	(24)
(24)	Earnings Available to FirstEnergy Corp.	$552	$211	$54	$(75)	$742

Included in GAAP Earnings (e):
	Pre-tax special items	$(166)	$(492)	$(5)	$(8)	$(671)
	After-tax special items	$(146)	$(353)	$(4)	$59	$(444)

(a)
Revenues are primarily derived from the delivery of electricity within FirstEnergy’s service areas, cost recovery of regulatory assets and the sale of electric generation service to retail customers who have not selected an alternative supplier (POLR or default service). Its results reflect the commodity costs of securing electric generation from affiliated and from non-affiliated power suppliers and the deferral and amortization of certain fuel costs.

(b)
Supplies electric power to end-use customers through retail and wholesale arrangements, including associated company power sales to meet a portion of the POLR and default service requirements of FirstEnergy's Ohio and Pennsylvania utility subsidiaries and competitive retail sales to customers primarily in Ohio, Pennsylvania, Illinois, Maryland, Michigan and New Jersey.

(c)
Revenues are primarily derived from the formula rate recovery of costs and a return on investment for capital expenditures in connection with TrAIL, PATH and other projects and revenues from providing transmission services to electric energy providers, power marketers and receiving transmission-related revenues from operation of a portion of the FirstEnergy transmission system (ATSI). Its results reflect transmission expenses related to the delivery of the respective generation loads.

(d)	Consists primarily of interest expense related to holding company debt, corporate support services revenues and expenses, and elimination of intersegment transactions.

(e)	See pages 17 and 18 for additional details related to special items.

Consolidated Report to the Financial Community - 4th Quarter 2011	11

FirstEnergy Corp.
Consolidated Income Segments
 (In millions)

		Twelve Months Ended December 31, 2011 vs. Twelve Months Ended December 31, 2010

		Energy	Competitive	Regulated	Other &
		Delivery	Energy	Independent	Reconciling
		Services (a)	Services (b)	Transmission (c)	Adjustments (d)	Consolidated
	Revenues
(1)	Electric sales	$273	$2,321	$-	$-	$2,594
(2)	Other	160	40	149	(17)	332
(3)	Internal revenues	(139)	(1,064)	-	1,196	(7)
(4)	Total Revenues	294	1,297	149	1,179	2,919

	Operating Expenses
(5)	Fuel	268	617	-	-	885
(6)	Purchased power	(601)	(233)	-	1,196	362
(7)	Other operating expenses	342	863	7	1	1,213
(8)	Pension and OPEB mark-to-market	208	109	4	(4)	317
(9)	Provision for depreciation	187	131	23	12	353
(10)	Amortization of regulatory assets	(389)	-	(4)	-	(393)
(11)	General taxes	119	76	3	4	202
(12)	Impairment of long-lived assets	87	(73)	-	11	25
(13)	Total Operating Expenses	221	1,490	33	1,220	2,964
(14)	Operating Income (Loss)	73	(193)	116	(41)	(45)

	Other Income (Expense)
(15)	Gain on partial sale of Signal Peak	-	569	-	-	569
(16)	Investment income (loss)	8	5	-	(16)	(3)
(17)	Interest expense	(73)	(66)	(24)	-	(163)
(18)	Capitalized interest	6	(55)	-	(46)	(95)
(19)	Total Other Income (Expense)	(59)	453	(24)	(62)	308

(20)	Income Before Income Taxes	14	260	92	(103)	263
(21)	Income taxes	(4)	94	34	(12)	112
(22)	Net Income	18	166	58	(91)	151
(23)	Loss attributable to noncontrolling interest	-	-	-	8	8
(24)	Earnings Available to FirstEnergy Corp.	$18	$166	$58	$(99)	$143

Included in GAAP Earnings (e):
	Pre-tax special items	$(322)	$232	$(1)	$(65)	$(156)
	After-tax special items	$(161)	$189	$-	$(151)	$(123)

(a)
Revenues are primarily derived from the delivery of electricity within FirstEnergy’s service areas, cost recovery of regulatory assets and the sale of electric generation service to retail customers who have not selected an alternative supplier (POLR or default service). Its results reflect the commodity costs of securing electric generation from affiliated and from non-affiliated power suppliers and the deferral and amortization of certain fuel costs.

(b)
Supplies electric power to end-use customers through retail and wholesale arrangements, including associated company power sales to meet a portion of the POLR and default service requirements of FirstEnergy's Ohio and Pennsylvania utility subsidiaries and competitive retail sales to customers primarily in Ohio, Pennsylvania, Illinois, Maryland, Michigan and New Jersey.

(c)
Revenues are primarily derived from the formula rate recovery of costs and a return on investment for capital expenditures in connection with TrAIL, PATH and other projects and revenues from providing transmission services to electric energy providers, power marketers and receiving transmission-related revenues from operation of a portion of the FirstEnergy transmission system (ATSI). Its results reflect transmission expenses related to the delivery of the respective generation loads.

(d)	Consists primarily of interest expense related to holding company debt, corporate support services revenues and expenses, and elimination of intersegment transactions.

(e)	See pages 17 and 18 for additional details related to special items.

Consolidated Report to the Financial Community - 4th Quarter 2011	12

FirstEnergy Corp.
Financial Statements
 (In millions)

Condensed Consolidated Balance Sheets

	As of	As of
Assets	Dec. 31, 2011	Dec. 31, 2010
Current Assets:
Cash and cash equivalents	$202	$1,019
Receivables	1,794	1,568
Other	1,359	1,111
Total Current Assets	3,355	3,698

Property, Plant and Equipment	30,337	20,510
Investments	3,522	3,002
Deferred Charges and Other Assets	10,112	8,321
Total Assets	$47,326	$35,531

Liabilities and Capitalization
Current Liabilities:
Currently payable long-term debt	$1,621	$1,486
Short-term borrowings	-	700
Accounts payable	1,174	872
Other	2,060	1,646
Total Current Liabilities	4,855	4,704

Capitalization:
Total equity	13,299	8,952
Long-term debt and other long-term obligations	15,716	12,579
Total Capitalization	29,015	21,531
Noncurrent Liabilities	13,456	9,296
Total Liabilities and Capitalization	$47,326	$35,531

General Information
	Three Months Ended Dec. 31		Twelve Months Ended Dec. 31
	2011	2010	2011	2010
Debt redemptions	$(328)	$(593)	$(1,909)	$(1,015)
New long-term debt issues	$1	$848	$604	$1,099
Short-term borrowings decrease	$-	$(207)	$(700)	$(378)
Property additions	$749	$496	$2,278	$1,963

Adjusted Capitalization
	As of December 31
	2011	% Total	2010	% Total
Total equity	$13,299	43%	$8,952	38%
Long-term debt and other long-term obligations	15,716	51%	12,579	52%
Currently payable long-term debt	1,621	5%	1,486	6%
Short-term borrowings	-	0%	700	3%
Adjustments:
Sale-leaseback net debt equivalents	1,278	4%	1,357	6%
Securitization debt and cash	(971)	-3%	(1,295)	-5%
Total	$30,943	100%	$23,779	100%

Consolidated Report to the Financial Community - 4th Quarter 2011	13

FirstEnergy Corp.
Financial Statements
 (In millions)

Condensed Consolidated Statements of Cash Flows
	Three Months Ended Dec. 31		Twelve Months Ended Dec. 31
	2011	2010	2011	2010
Cash flows from operating activities
Net income	$99	$78	$869	$718
Adjustments to reconcile net income to net cash from operating activities:
Depreciation, amortization, and deferral of regulatory assets	346	406	1,651	1,658
Deferred purchased power and other costs	(56)	(62)	(278)	(254)
Deferred income taxes and investment tax credits	102	152	798	450
Deferred rents and lease market valuation liability	(32)	(33)	(49)	(54)
Pensions and OPEB mark-to-market	507	190	507	190
Accrued compensation and retirement benefits	(57)	4	(82)	(65)
Gain on sale of assets	(545)	(2)	(545)	(2)
Cash collateral, net	(13)	28	(79)	(26)
Commodity derivative transactions, net	(5)	(41)	(27)	(81)
Interest rate swap transactions	-	-	-	129
Impairment of long-lived assets	372	93	413	388
Pension trust contribution	-	-	(372)	-
Gain on investment securities held in trusts, net	(3)	(16)	(59)	(55)
Change in working capital and other	119	206	316	80
Cash flows provided from operating activities	834	1,003	3,063	3,076
Cash flows provided from (used for) financing activities	(522)	(113)	(2,924)	(983)
Cash flows used for investing activities	(401)	(503)	(956)	(1,948)
Net change in cash and cash equivalents	$(89)	$387	$(817)	$145

Deferral and Amortization	Three Months Ended December 31			Twelve Months Ended December 31
	2011	2010	Change	2011	2010	Change
Ohio Amended ESP Amortization (Deferral)
Uncollectible customer accounts	$1	$1	$-	$(1)	$(2)	$1
Economic development costs & interest	(7)	(10)	3	(4)	(2)	(2)
Generation cost rider true-up & interest	3	18	(15)	(8)	19	(27)
Distribution reliability costs (RDD/NDD)	(1)	47	(48)	122	133	(11)

Ohio Transmission Amortization
Transmission costs	-	3	(3)	5	(34)	39

Ohio Other Amortization (Deferral)
Generation related deferral	(39)	(27)	(12)	(84)	(63)	(21)
Distribution related deferral	6	8	(2)	42	58	(16)
All Other	-	26	(26)	-	155	(155)

Pennsylvania Amortization (Deferral)
PJM transmission costs	(49)	6	(55)	(175)	2	(177)
NUG costs	41	10	31	203	48	155
Storm costs	(14)	-	(14)	(32)	-	(32)
All Other	60	21	39	172	88	84

New Jersey Amortization (Deferral)
NUG costs	19	58	(39)	141	265	(124)
Storm costs	(41)	-	(41)	(91)	(19)	(72)
All Other	12	12	-	58	74	(16)

Allegheny Amortization (Deferral)*	(6)	N/A	(6)	(19)	N/A	(19)

Total Amortization (Deferral)	$(15)	$173	$(188)	$329	$722	$(393)

*Represents data for March 2011 - December 2011 only.

Consolidated Report to the Financial Community - 4th Quarter 2011	14

FirstEnergy Corp.
Statistical Summary

Electric Sales Statistics (MWh in thousands)
		Three Months Ended December 31			Twelve Months Ended December 31
Electric Distribution Deliveries		2011	2010	Change	2011	2010	Change

Ohio	- Residential	3,995	4,286	-6.8%	17,819	17,809	0.1%
	- Commercial	3,728	3,737	-0.2%	15,520	15,545	-0.2%
	- Industrial	4,843	4,853	-0.2%	20,273	19,602	3.4%
	- Other	88	87	1.1%	346	350	-1.1%
	Total Ohio	12,654	12,963	-2.4%	53,958	53,306	1.2%
Pennsylvania	- Residential	2,730	2,955	-7.6%	11,853	12,018	-1.4%
	- Commercial	1,877	1,963	-4.4%	7,808	7,988	-2.3%
	- Industrial	3,083	3,041	1.4%	12,951	12,524	3.4%
	- Other	19	20	-5.0%	77	83	-7.2%
	Total Pennsylvania	7,709	7,979	-3.4%	32,689	32,613	0.2%
New Jersey	- Residential	1,940	2,118	-8.4%	9,697	9,993	-3.0%
	- Commercial	2,187	2,295	-4.7%	9,282	9,563	-2.9%
	- Industrial	548	576	-4.9%	2,413	2,487	-3.0%
	- Other	22	22	0.0%	90	89	1.1%
	Total New Jersey	4,697	5,011	-6.3%	21,482	22,132	-2.9%
Total Residential		8,665	9,359	-7.4%	39,369	39,820	-1.1%
Total Commercial		7,792	7,995	-2.5%	32,610	33,096	-1.5%
Total Industrial		8,474	8,470	0.0%	35,637	34,613	3.0%
Total Other		129	129	0.0%	513	522	-1.7%
Total Distribution Deliveries		25,060	25,953	-3.4%	108,129	108,051	0.1%

	Three Months Ended Dec. 31			Twelve Months Ended Dec. 31
	2011	2010	Normal	2011	2010	Normal
Composite Heating-Degree-Days	1,631	2,052	1,958	5,116	5,292	5,572
Composite Cooling-Degree-Days	5	7	12	1,150	1,249	897

Shopping Statistics	Three Months Ended December 31		Twelve Months Ended December 31 (1)
	2011	2010	2011	2010

OE	74%	67%	73%	59%
PP	61%	56%	58%	55%
CEI	83%	70%	82%	63%
TE	73%	68%	73%	66%
JCP&L	49%	41%	44%	35%
Met-Ed	54%	8%	47%	3%
Penelec	61%	4%	55%	4%
MP	N/A	N/A	N/A	N/A
PE(2)	43%	N/A	61%	N/A
WP	55%	N/A	52%	N/A

(1) MP, PE and WP are based upon March - December MWH.
(2) Represents Maryland only.

Operating Statistics	Three Months Ended Dec. 31		Twelve Months Ended Dec. 31
	2011	2010	2011	2010
Capacity Factors:
Nuclear	77%	91%	85%	88%
Fossil - Baseload	66%	88%	68%	76%
Fossil - Load Following	25%	37%	44%	52%
Generation Output:
Nuclear	29%	42%	31%	41%
Fossil - Baseload	60%	45%	53%	39%
Fossil - Load Following	8%	13%	13%	18%
Peaking/Hydro	2%	1%	2%	1%

Consolidated Report to the Financial Community - 4th Quarter 2011	15

FirstEnergy Corp.
Statistical Summary

Summary of Sales, Power Purchases and Generation Output (MWh in thousands)

Pre-Merged Companies	Three Months Ended Dec 31			Twelve Months Ended Dec 31
FES Generation Sales	2011	2010	Change	2011	2010	Change
POLR
- OH	715	3,121	(2,406)	6,097	15,601	(9,504)
- PA	1,333	4,455	(3,122)	7,747	19,988	(12,241)
Total POLR	2,048	7,576	(5,528)	13,844	35,589	(21,745)

Structured Sales
- Bilaterals	503	1,199	(696)	1,496	3,318	(1,822)
Total Structured Sales	503	1,199	(696)	1,496	3,318	(1,822)

Direct - LCI
- OH	6,135	4,793	1,342	22,974	17,486	5,488
- PA	3,635	1,341	2,294	13,399	4,524	8,875
- NJ	368	358	10	1,646	1,374	272
- MI	539	392	147	1,979	1,518	461
- IL	716	551	165	2,947	2,152	795
- MD	130	73	57	571	281	290
Total Direct - LCI	11,523	7,508	4,015	43,516	27,335	16,181

Direct - MCI
- OH	541	309	232	1,885	1,141	744
- PA	230	7	223	786	23	763
- IL	-	-	-	-	-	-
Total Direct - MCI	771	316	455	2,671	1,164	1,507

Aggregation
- OH	3,460	3,407	53	15,779	12,239	3,540
- IL	4	-	4	7	-	7
Total Aggregation	3,464	3,407	57	15,786	12,239	3,547
Mass Market
- OH	214	125	89	743	467	276
- PA	567	26	541	1,191	90	1,101
- IL	2	-	2	2	-	2
Total Mass Market	783	151	632	1,936	557	1,379

Total Contract Generation Sales	19,092	20,157	(1,065)	79,249	80,202	(953)

Wholesale Sales
- Spot	203	2,111	(1,908)	2,916	5,391	(2,475)
Total Wholesale Sales	203	2,111	(1,908)	2,916	5,391	(2,475)

Purchased Power
- Bilaterals	605	1,051	(446)	2,613	3,562	(949)
- Spot	3,391	2,550	841	12,512	9,241	3,271
Total Purchased Power	3,996	3,601	395	15,125	12,803	2,322

Generation Output
- Fossil	9,307	11,253	(1,946)	40,204	44,063	(3,859)
- Nuclear	6,796	7,995	(1,199)	29,835	30,871	(1,036)
Total Generation Output	16,103	19,248	(3,145)	70,039	74,934	(4,895)

Allegheny Companies				Twelve Months
	Three Months Ended Dec 31			Ended Dec 31
AS Generation Sales	2011	2010	Change	2011
POLR	2,389			7,974
Structured Sales	164			1,492
Direct - LCI	407			1,390
Total Generation Sales	2,960			10,856

Wholesale Sales	4,031			15,754

Purchased Power	87			385

Generation Output - Competitive	6,962	6,519	443	26,454

Consolidated Report to the Financial Community - 4th Quarter 2011	16

FirstEnergy Corp.
Special Items
 (In millions)

		Competitive	Regulated
	Regulated	Energy	Independent
Special Items - Three Months Ended Dec. 31, 2011	Distribution	Services	Transmission	Other	Consolidated
Pre-Tax Items:
Regulatory charges	$(2)	$-	$-	$-	$(2)
Trust securities impairment	-	(1)	-	-	(1)
Merger transaction/integration costs	(2)	(2)	-	(1)	(5)
Non-core asset sales/impairments	-	526	-	(3)	523
Mark-to-market adjustments -
Pensions/OPEB actuarial assumptions	(291)	(214)	(2)	-	(507)
Other	-	23	-	-	23
Merger accounting - commodity contracts	(2)	(49)	-	-	(51)
Generating plant charges	(87)	(247)	-	-	(334)
Subtotal	(384)	36	(2)	(4)	(354)
Income tax charge (retiree drug subsidy)	-	-	-	(26)	(26)
Income taxes	142	(13)	1	27	157
After-Tax Effect	$(242)	$23	$(1)	$(3)	$(223)

		Competitive	Regulated
	Regulated	Energy	Independent
Special Items - Three Months Ended Dec. 31, 2010	Distribution	Services	Transmission	Other	Consolidated
Pre-Tax Items:
Trust securities impairment	-	(11)	-	-	(11)
Merger transaction/integration costs	(19)	(9)	(1)	-	(29)
Mark-to-market adjustments -
Pensions/OPEB actuarial assumptions	(78)	(107)	(2)	(3)	(190)
Other	-	-	-	-	-
Non-core asset sales/impairments	(2)	85		(3)	80
Generating plant charges	-	(84)	-	-	(84)
Subtotal	(99)	(126)	(3)	(6)	(234)
Income tax charge (retiree drug subsidy)	(2)	(1)	-	-	(3)
Income taxes	12	4	-	68	84
After-Tax Effect	$(89)	$(123)	$(3)	$62	$(153)

		Competitive	Regulated
	Regulated	Energy	Independent
Special Items - Twelve Months Ended Dec. 31, 2011	Distribution	Services	Transmission	Other	Consolidated
Pre-Tax Items:
Regulatory charges	$(26)	$-	$-	$(10)	$(36)
Trust securities impairment	(2)	(17)	-	-	(19)
Merger transaction/integration costs	(78)	(100)	(4)	(2)	(184)
Non-core asset sales/impairments	-	504	-	(30)	474
Mark-to-market adjustments -
Pensions/OPEB actuarial assumptions	(291)	(214)	(2)	-	(507)
Other	-	(14)	-	-	(14)
Merger accounting - commodity contracts	(6)	(161)	-	-	(167)
Litigation resolution	2	(10)	-	(29)	(37)
Debt redemption costs	-	(1)	-	(2)	(3)
Generating plant charges	(87)	(247)			(334)
Subtotal	(488)	(260)	(6)	(73)	(827)
Income tax charge (retiree drug subsidy)	-	-	-	(26)	(26)
Income tax effect of pre-tax items	181	96	2	7	286
After-Tax Effect	$(307)	$(164)	$(4)	$(92)	$(567)

		Competitive	Regulated
	Regulated	Energy	Independent
Special Items - Twelve Months Ended Dec. 31, 2010	Distribution	Services	Transmission	Other	Consolidated
Pre-Tax Items:
Regulatory charges	$(52)	$-	$-	$-	$(52)
Trust securities impairment	-	(32)	-	-	(32)
Merger transaction/integration costs	(41)	(19)	(3)	(2)	(65)
Mark-to-market adjustments -
Pensions/OPEB actuarial assumptions	(78)	(107)	(2)	(3)	(190)
Other	-	(30)	-	-	(30)
Non-core asset sales/impairments	(2)	76	-	(3)	71
Litigation resolution	7	-	-	-	7
Generating plant charges	-	(380)	-	-	(380)
Subtotal	(166)	(492)	(5)	(8)	(671)
Income tax charge (retiree drug subsidy)	(15)	(1)	-	-	(16)
Income tax effect of pre-tax items	35	140	1	67	243
After-Tax Effect	$(146)	$(353)	$(4)	$59	$(444)

Consolidated Report to the Financial Community - 4th Quarter 2011	17

FirstEnergy Corp.
Special Items, EPS Reconciliations and Liquidity
 (In millions, except for per share amounts)

Special Items
	Three Months Ended December 31		Twelve Months Ended December 31
	2011	2010	2011	2010
Pre-tax Items - Income Increase (Decrease)
Regulatory charges (a)	$(2)	$-	$(36)	$(52)
Trust securities impairment (b)	(1)	(11)	(19)	(32)
Merger transaction/integration costs (c)	(5)	(29)	(184)	(65)
Non-core asset sales/impairments (d)	523	80	474	71
Mark-to-market adjustments -
Pension/OPEB actuarial assumptions (e)	(507)	(190)	(507)	(190)
Other (f)	23	-	(14)	(30)
Merger accounting - commodity contracts (g)	(51)	-	(167)	-
Litigation resolution (h)	-	-	(37)	7
Debt redemption costs (i)	-	-	(3)	-
Generating plant charges (j)	(334)	(84)	(334)	(380)
Total-Pretax Items	$(354)	$(234)	$(827)	$(671)
Income tax charge (retiree drug subsidy)	$(26)	$(3)	$(26)	$(16)
Basic EPS Effect	$(0.54)	$(0.50)	$(1.42)	$(1.46)
(a)
For YTD 2011, $17 million included in "Amortization of regulatory assets"; $13 million included in "Other operating expenses"; $6 million included in "Revenues". For YTD 2010, $35 million included in "Amortization of regulatory assets"; $17 million included in "Other operating expenses".

(b) Included in "Investment income".

(c)	For YTD 2011, $176 million Included in "Other operating expenses"; $8 million included in "Fuel". For YTD 2010, included in "Other operating expenses".

(d)
For YTD 2011, $(569) million in "Gain on partial sale of Signal Peak"; $85 million included in "Impairment of long-lived assets"; $8 million included in "Revenues"; and $2 million in "Other operating expenses". For YTD 2010, $7 million included in "Depreciation"; $64 million included in Revenues

(e) Included in "Other operating expenses".

(f)	For YTD 2011, included in "Other operating expenses". For YTD, 2010 included in "Purchased power"

(g)	For YTD 2011, $49 million included in "Fuel"; $58 million included in Revenues - "Competitive energy services"; $60 million included in "Other operating expenses".

(h)
For YTD 2011, $29 million included in "Other operating expenses"; $22 million included in "Revenues"; ($9) million included in "Amortization of regulatory assets; ($5) million included in "Purchased power". For YTD 2010, included in "Other operating expenses.

(i) Included in "Interest expense".

(j)	Included in "Impairment of long-lived assets".

Basic Earnings Per Share (EPS)
(Reconciliation of GAAP to Non-GAAP)
	Three Months Ended Dec. 31		Twelve Months Ended Dec. 31		Estimated
	2011	2010	2011	2010	2012	2013

Basic EPS (GAAP basis)	$0.23	$0.27	$2.22	$2.44	$2.87 - $3.17	$2.92 - $3.22
Excluding Special Items:
Regulatory charges	-	-	0.05	0.11	0.04	0.05
Trust securities impairment	-	0.02	0.03	0.07	-	-
Income tax charge - retiree drug subsidy	0.06	-	0.07	0.04	0.08	-
Merger transaction/integration costs	0.01	0.07	0.41	0.15	0.01	-
Impact of non-core asset sales/impairments	(0.81)	(0.16)	(0.78)	(0.14)	0.03	0.03
Mark-to-market adjustments --
Pension/OPEB actuarial assumptions	0.74	0.40	0.78	0.40	-	-
Other	(0.03)	-	0.02	0.06	-	-
Merger accounting - commodity contracts	0.08	-	0.26	-	0.15	0.10
Litigation resolution	-	-	0.06	(0.01)	-	-
Plant closing costs	-	-	-	-	0.12	-
Generating plant charges	0.49	0.17	0.52	0.78	-	-
Basic EPS (Non-GAAP basis)	$0.77	$0.77	$3.64	$3.90	$3.30 - $3.60	$3.10 - $3.40

Consolidated Report to the Financial Community - 4th Quarter 2011	18

Liquidity position as of January 31, 2012

(in millions)

Company	Type	Maturity	Commitment	Available
FirstEnergy(1)	Revolving	June 2016	$2,000	$1,395
FES/AE Supply	Revolving	June 2016	2,500	2,498
TrAIL	Revolving	Jan. 2013	450	450
AGC	Revolving	Dec. 2013	50	0
(1) FirstEnergy Corp. and subsidiary borrowers		Subtotal:	5,000	4,343
		Cash:	-	49
		Total:	$5,000	$4,392

Consolidated Report to the Financial Community - 4th Quarter 2011	19

Recent Developments

Board of Directors

On December 20, 2011, FirstEnergy Corp. (FirstEnergy or FE) announced the election of Donald T. Misheff to serve on its Board of Directors effective January 1, 2012. Misheff retired from Ernst & Young at the end of 2011, where he was the Northeast Ohio Managing Partner.

On February 21, 2012, FE announced that Jesse T. Williams, Sr., will retire from its Board of Directors, effective March 1, 2012, following 20 years of service.

Financial Matters

Dividend
On December 20, 2011, the Board of Directors declared an unchanged quarterly dividend of $0.55 per share of outstanding FE common stock. The dividend will be payable March 1, 2012, to shareholders of record as of February 7, 2012.

Financing Activities
On November 15, 2011, FE retired $250 million of 6.45% senior unsecured notes.

On December 1, 2011, FirstEnergy Nuclear Generation Corp. (NGC) repurchased $54.6 million of Pollution Control Revenue Bonds. Subject to market conditions and other considerations, the company expects to hold these bonds for future remarketing.

On January 18, 2012, Moody's Investors Service upgraded Trans-Allegheny Interstate Line Company’s (TrAILCo) senior unsecured rating to A3 from Baa2 based on its low business risk profile, strong supportive regulatory environment provided by the Federal Energy Regulatory Commission, and strong expected financial performance. TrAILCo’s primary investment is the Trans-Allegheny Interstate Line, a transmission project completed in May 2011 that runs from southwestern Pennsylvania through West Virginia to northern Virginia.

On January 26, 2012, FE announced several initiatives designed to enhance the transparency of its operational performance and further strengthen its balance sheet, including changing the method of accounting for pensions and OPEB, contributing $600 million to its pension plan, lowering its assumed pension and OPEB asset rates of return from 8.25% in 2011 to 7.75% in 2012, reducing the pension discount rate from 5.50% at the end of 2010 to 5.00% at the end of 2011, and reducing the OPEB discount rate from 5.00% at the end of 2010 to 4.75% at the end of 2011. More information regarding these initiatives can be found in the Letter to the Investment Community issued on January 26, 2012, which is available on FE’s Investor Information website – www.firstenergycorp.com/ir.

Regulatory Matters

West Virginia Fuel, Purchased Power Cost Decision
On December 30, 2011, Monongahela Power Company (MP) and Potomac Edison Company (PE), subsidiaries of FE, announced that the Public Service Commission of West Virginia (WVPSC) issued an order regarding MP’s and PE’s adjustment of fuel and purchased power costs. The WVPSC’s order approved a settlement agreement between MP and PE and the Consumer Advocate Division and Staff of the WVPSC and the West Virginia Energy Users Group. In the approved settlement, parties have agreed that MP and PE will recover an additional $19.6 million in 2012, an approximate 1.7% increase, primarily reflecting rising coal prices over the past two years, with certain additional amounts to be recovered in future years.

Consolidated Report to the Financial Community - 4th Quarter 2011	20

Operational Matters

Retiring of Coal-Fired Units
On February 8, 2012, FirstEnergy announced that its MP subsidiary will be retiring the following older coal-fired power plants located in West Virginia by September 1, 2012:

Albright                                       292 MW
Willow Island                            242
Rivesville                                   126
Total                                           660 MW

On January 26, 2012, FE announced that its generation subsidiaries will retire the following older coal-fired plants located in Ohio, Pennsylvania and Maryland by September 1, 2012:

Ashtabula                                  244 MW
Armstrong 1-2                          356
Bayshore 2-4                            495
Eastlake 1-5                          1,233
Lake Shore                               245
R. Paul Smith 3-4                    116
Total                                        2,689 MW

The decision to close the plants is based on the U.S. Environmental Protection Agency Mercury and Air Toxics Standards, which were recently finalized, and other environmental regulations. Additional investment to implement these standards would make these plants even more incapable of being dispatched under current market rules. These closures are subject to review for reliability impacts by PJM Interconnection LLC, the regional transmission organization that controls the area where these power plants are located. In addition, MP will file information with the WVPSC regarding the retirement of its plants. More information can be found in the forms 8-K filed with the Securities and Exchange Commission on January 24 and February 7, 2012.

Recently, these plants served mostly as peaking or intermediate facilities, generating, on average, approximately 10 percent of the electricity produced by the company over the past three years.

Davis-Besse Returns to Service
On December 6, 2011, FirstEnergy Nuclear Operating Company announced its Davis-Besse Nuclear Power Station returned to service following replacement of the reactor vessel head and other scheduled maintenance, which began on October 1, 2011.  The new reactor vessel head features control rod nozzles made of an enhanced material and further promotes safe and reliable operation of the plant.

Consolidated Report to the Financial Community - 4th Quarter 2011	21

Forward-Looking Statements:  This Consolidated Report to the Financial Community includes forward-looking statements based on information currently available to management. Such statements are subject to certain risks and uncertainties. These statements include declarations regarding management's intents, beliefs and current expectations. These statements typically contain, but are not limited to, the terms “anticipate,” “potential,” “expect,” “believe,” “estimate” and similar words. Forward-looking statements involve estimates, assumptions, known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Actual results may differ materially due to: the speed and nature of increased competition in the electric utility industry, the impact of the regulatory process on the pending matters before FERC and in the various states in which we do business including, but not limited to, matters related to rates, the status of the PATH project in light of the PJM Interconnection, L.L.C., (PJM)  direction to suspend work on the project pending review of its planning process, its re-evaluation of the need for the project and the uncertainty of the timing and amounts of any related capital expenditures, business and regulatory impacts from ATSI's realignment into PJM, economic or weather conditions affecting future sales and margins, changes in markets for energy services, changing energy and commodity market prices and availability, financial derivative reforms that could increase our liquidity needs and collateral costs, the continued ability of FirstEnergy's regulated utilities to collect transition and other costs, operation and maintenance costs being higher than anticipated, other legislative and regulatory changes, and revised environmental requirements, including possible GHG emission, water intake and coal combustion residual regulations, the potential impacts of any laws, rules or regulations that ultimately replace CAIR, including CSAPR which was stayed by the courts on December 30, 2011, and the effects of the EPA's MATS rules, the uncertainty of the timing and amounts of the capital expenditures that may arise in connection with any litigation including NSR litigation or potential regulatory initiatives or rulemakings (including that such expenditures could result in our decision to shut down or idle certain generating units), the uncertainty associated with the company's plan to retire its older unscrubbed regulated and competitive fossil units, including the impact on vendor commitments and PJM's review of the company's plans, adverse regulatory or legal decisions and outcomes with respect to our nuclear operations (including, but not limited to the revocation or non-renewal of necessary licenses, approvals or operating permits by the NRC including as a result of the incident at Japan's Fukushima Daiichi Nuclear Plant), issues that could result from our continuing investigation and analysis of the indications of cracking in the plant shield building at Davis-Besse, adverse legal decisions and outcomes related to Met-Ed's and Penelec's ability to recover certain transmission costs through their transmission service charge riders, the continuing availability of generating units and changes in their ability to operate at or near full capacity, replacement power costs being higher than anticipated or inadequately hedged, the ability to comply with applicable state and federal reliability standards and energy efficiency mandates, changes in customers' demand for power, including but not limited to, changes resulting from the implementation of state and federal energy efficiency mandates, the ability to accomplish or realize anticipated benefits from strategic goals, FirstEnergy's ability to improve electric commodity margins and the impact of, among other factors, the increased cost of fuel and fuel transportation on such margins, the ability to experience growth in the distribution business, the changing market conditions that could affect the value of assets held in FirstEnergy's NDTs, pension trusts and other trust funds, and cause FirstEnergy and its subsidiaries to make additional contributions sooner, or in amounts that are larger than currently anticipated, the impact of changes to material accounting policies, the ability to access the public securities and other capital and credit markets in accordance with FirstEnergy's financing plan, the cost of such capital and overall condition of the capital and credit markets affecting FirstEnergy and its subsidiaries, changes in general economic conditions affecting FirstEnergy and its subsidiaries, interest rates and any actions taken by credit rating agencies that could negatively affect FirstEnergy's and its subsidiaries' access to financing or their costs and increase requirements to post additional collateral to support outstanding commodity positions, LOCs and other financial guarantees, the continuing uncertainty of the national and regional economy and its impact on major industrial and commercial customers of FirstEnergy and its subsidiaries, issues concerning the soundness of financial institutions and counterparties with which FirstEnergy and its subsidiaries do business, issues arising from the completed merger of FirstEnergy and Allegheny Energy and the ongoing coordination of their combined operations including FirstEnergy's ability to maintain relationships with customers, employees and suppliers, as well as the ability to continue to successfully integrate the businesses and realize cost savings and other synergies, the risks and other factors discussed from time to time in FirstEnergy's and its applicable subsidiaries' SEC filings, and other similar factors. Dividends declared from time to time on FirstEnergy's common stock during any annual period may in the aggregate vary from the indicated amount due to circumstances considered by FirstEnergy's Board of Directors at the time of the actual declarations. A security rating is not a recommendation to buy or hold securities and is subject to revision or withdrawal at any time by the assigning rating agency. Each rating should be evaluated independently of any other rating. The foregoing review of factors should not be construed as exhaustive. New factors emerge from time to time, and it is not possible for management to predict all such factors, nor assess the impact of any such factor on FirstEnergy's business or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statements. FirstEnergy expressly disclaims any current intention to update, except as required by law, any forward-looking statements contained herein as a result of new information, future events or otherwise.

Consolidated Report to the Financial Community - 4th Quarter 2011	22